AMENDED AND RESTATED


                                     BYLAWS

                                       OF

                              NEXTWAVE TELECOM INC.



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                                TABLE OF CONTENTS

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Article I                 OFFICES.............................................................................1

           Section 1.          Registered Office..............................................................1

           Section 2.          Other Offices..................................................................1

Article II                MEETINGS OF STOCKHOLDERS............................................................1

           Section 1.          Time and Place of Meetings.....................................................1

           Section 2.          Annual Meeting.................................................................1

           Section 3.          Special Meetings...............................................................1

           Section 4.          Notice of Meetings.............................................................2

           Section 5.          Stockholder List...............................................................2

           Section 6.          Quorum.........................................................................2

           Section 7.          Proxies........................................................................2

           Section 8.          Voting.........................................................................2

           Section 9.          Voting of Certain Shares.......................................................3

           Section 10.         Action Without Meeting.........................................................3

           Section 11.         Treasury Stock.................................................................3

           Section 12.         Notice of Stockholder Business and Nominations.................................3

           Section 13.         Record Date for Action by Written Consent......................................5

           Section 14.         Inspectors of Written Consent..................................................6

           Section 15.         Effectiveness of Written Consent...............................................6

Article III               DIRECTORS...........................................................................7

           Section 1.          Powers.........................................................................7

           Section 2.          Number and Term of Office......................................................7

           Section 3.          Resignations, Removal and Vacancies............................................7

           Section 4.          Dividends and Reserves.........................................................8

           Section 5.          Regular Meetings...............................................................8

           Section 6.          Special Meetings...............................................................8

           Section 7.          Quorum.........................................................................8

           Section 8.          Written Action.................................................................9

           Section 9.          Presumption of Assent..........................................................9

           Section 10.         Participation in Meetings by Conference Telephone..............................9

                                TABLE OF CONTENTS
                                   (CONTINUED)
                                                                                                            PAGE
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           Section 11.         Committees.....................................................................9

           Section 12.         Fees and Compensation of Directors............................................10

           Section 13.         Rules.........................................................................10

Article IV                NOTICES............................................................................10

           Section 1.          Generally.....................................................................10

           Section 2.          Waivers.......................................................................10

Article V                 OFFICERS...........................................................................11

           Section 1.          Offices and Official Positions................................................11

           Section 2.          Compensation..................................................................11

           Section 3.          Succession....................................................................11

           Section 4.          Authority and Duties..........................................................11

           Section 5.          Chairman of the Board.........................................................11

           Section 6.          President/Chief Executive Officer.............................................11

           Section 7.          Vice Presidents...............................................................12

           Section 8.          Secretary and Assistant Secretaries...........................................12

           Section 9.          Treasurer and Assistant Treasurers............................................12

           Section 10.         Controller....................................................................13

           Section 11.         General Counsel...............................................................13

Article VI                STOCKS.............................................................................13

           Section 1.          Certificates..................................................................13

           Section 2.          Transfer......................................................................13

           Section 3.          Lost, Stolen or Destroyed Certificates........................................14

           Section 4.          Record Date...................................................................14

Article VII               INDEMNIFICATION....................................................................15

           Section 1.          Indemnification...............................................................15

Article VIII              GENERAL PROVISIONS.................................................................16

           Section 1.          Fiscal Year...................................................................16

           Section 2.          Corporate Seal................................................................16

           Section 3.          Reliance upon Books, Reports and Records......................................16

           Section 4.          Time Periods..................................................................16


                                       ii
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                                TABLE OF CONTENTS
                                   (CONTINUED)
                                                                                                            PAGE
                                                                                                            ----

           Section 5.          Dividends.....................................................................16

Article IX                CONTRACTS, LOANS, CHECKS AND DEPOSITS..............................................16

           Section 1.          Contracts and Other Instruments...............................................16

           Section 2.          Loans.........................................................................17

           Section 3.          Checks, Drafts, etc...........................................................17

           Section 4.          Deposits......................................................................17

Article X                 AMENDMENTS.........................................................................17

           Section 1.          Amendments....................................................................17

Article XI                FCC COMPLIANCE.....................................................................17

           Section 1.          Compliance with FCC Rules and Regulations.....................................17


                                 RESTATED BYLAWS

                                       OF

                              NEXTWAVE TELECOM INC.



                                   ARTICLE I

                                     OFFICES

Section 1. Registered Office. The registered office of NextWave Telecom Inc., a Delaware corporation (the "Corporation"), in the State of Delaware shall be located in the City of Wilmington, County of New Castle, State of Delaware, and the name of its registered agent is Corporation Service Company.

Section 2. Other Offices. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors of the Corporation (the "Board of Directors") may from time to time determine or the business of the Corporation may require.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

Section 1. Time and Place of Meetings. All meetings of the stockholders for the election of directors or for any other purpose shall be held at any place within or without the State of Delaware, as may be authorized by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

Section 2. Annual Meeting. Annual meetings of stockholders shall be held on the date as shall be designated by the Board of Directors at which meeting the stockholders shall elect by plurality vote by the directors to succeed those whose terms expire and shall transact such other business as may properly be brought before such annual meeting.

Section 3. Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by Certificate of Incorporation of the Corporation as the same may be amended, supplemented or modified from time to time (the "Certificate of Incorporation"), may be called by the Board of Directors, the Chairman of the Board or the President, and shall be called by the President or the Secretary at the requests in writing of stockholders owning a majority in the amount of entire capital stock of the Corporation issued and outstanding and entitled to vote. Such request shall be sent to the President and the Secretary and shall state the purpose or purposes of the proposed meeting. Any special meeting of the stockholders shall be held at such place, on such date and at such time as the Chairman of the Board, the President or the Secretary, as the case may be, shall fix.

Section 4. Notice of Meetings. Written notice of every meeting of the stockholders, stating the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting, except as otherwise provided herein or by law. When a meeting is adjourned to another place, date or time, written notice need not be given of the adjourned meeting if the place, date and time thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, written notice of the place, date and time of the adjourned meeting shall be given in conformity herewith. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

Section 5. Stockholder List. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting, arranged in alphabetical order, and showing the address of each such stockholder and the number of shares registered in the name of each such stockholder. Such list shall be open to examination of any stockholder of the Corporation during ordinary business hours, for any purpose germane to the meeting, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of meeting during the whole time thereof, and subject to the inspection for any purpose germane to the meeting of any stockholder who may be present.

Section 6. Quorum. The holders of at least a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by law or by the Certificate of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented.

Section 7. Proxies. At every meeting of the stockholders, each stockholder having the right to vote thereat shall be entitled to vote in person or by proxy. Such proxy shall be appointed by an instrument in writing subscribed by such stockholder and bearing a date not more than three (3) years prior to such meeting, unless such proxy provides for a longer period; and it shall be filed with the Secretary of the Corporation before, or at the time of, the meeting.

Section 8. Voting. Except as otherwise provided by statute or by the Certificate of Incorporation, each stockholder shall be entitled at every meeting of the stockholders to one vote for each share of stock having voting power standing in the name of such stockholder on the books of the Corporation on the record date for the meeting and such votes may be cast either in person or by written proxy. Every proxy must be executed in writing by the stockholder or his or her duly authorized attorney. Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. When a quorum is present at any meeting, the vote of the holders of a majority of the stock which have voting power present in person or represented by proxy and which have actually voted shall decide any question properly brought before such meeting, unless the question is one upon which by express provision of law, the Certificate of Incorporation or these Bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such question.

Section 9. Voting of Certain Shares. Shares standing in the name of another corporation, domestic or foreign, and entitled to vote may be voted by such officer, agent, or proxy as the bylaws of such corporation may prescribe or, in the absence of such provision, as the board of directors of such corporation may determine. Shares standing in the name of a deceased person, a minor or an incompetent and entitled to vote may be voted by his administrator, executor, guardian or conservator, as the case may be, either in person or by proxy. Shares standing in the name of a trustee, receiver or pledgee and entitled to vote maybe voted by such trustee, receiver or pledgee either in person or by proxy as provided by Delaware law.

Section 10. Action Without Meeting. Unless otherwise provided in the Certificate of Incorporation or these Bylaws, any action required to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the actions so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted; provided, however, that at least 48 hours prior written notice, stating the action sought to be taken, the Corporation's reasons therefor and the date by which such written consent is to be effected, shall be provided to each stockholder entitled to execute such written consent as provided in this Section 10, with such notice given either personally or by facsimile or telegram (but not by mail). Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing. Such consent shall be filed with the Minutes of Proceedings of the stockholders and shall have the same force and effect as the unanimous vote of stockholders.

Section 11. Treasury Stock. Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held by this Corporation, shall not be voted at any meeting and shall not be counted in determining the total number of outstanding shares for the purpose of determining whether a quorum is present Nothing in this section shall be construed to limit the right of this Corporation to vote shares of its own stock held by it in a fiduciary capacity.

Section 12. Notice of Stockholder Business and Nominations.

(A) Annual Meeting of Stockholders.

(1) Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (a) pursuant to the

Corporation's notice of meeting, (b) by or at the direction of the Board of Directors or (c) by any stockholder of the Corporation who was a stockholder of record at the time of giving of notice provided for in this Bylaw, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Bylaw.

(2) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of paragraph (A)(1) of this Bylaw, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and such other business must otherwise be a proper matter for stockholder action. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 60th day nor earlier than the close of business on the 90th day prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a stockholder's notice as described above. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and Rule 14a-11 thereunder (including such person's written consent to being named in the proxy statement as a nominee and to serving as director if elected); (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made, and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made
(i) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner and (ii) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner.

(3) Notwithstanding anything in the second sentence of paragraph (A)(2) of this Bylaw to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least 70 days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by this Bylaw shall also be considered timely but only with respect to nominees for any new positions creased by such increase, if it shall be delivered to the Secretary at the principal execution offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

(B) Special Meeting of Stockholders.

Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation's notice of meeting (a) by or at the direction of the Board of Directors at (b) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in this Bylaw who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this Bylaw. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Corporation's notice of meeting, if the stockholder's notice required by paragraph (A)(2) of this Bylaw shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 90th day prior to such special meeting and not later than the close of business on the later of the 60th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment of special meeting commence a new time period for the giving of a stockholder's notice as described above.

(C) General.

(1) Only such persons who are nominated in accordance with the procedures set forth in this Bylaw shall be eligible to serve as director, and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Bylaw. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, the Chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Bylaw and, in any proposed nomination or business is not in compliance with this Bylaw, to declare that such defective proposal or nomination shall be disregarded.

(2) For purposes of the Bylaw, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act

(3) Notwithstanding the foregoing provision of this Bylaw, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Bylaw. Nothing in this Bylaw shall be deemed to affect any rights (i) of stockholders to request inclusion of proposal in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act or (ii) of the holders of any series of Preferred Stock to elect directors under specified circumstances.

Section 13. Record Date for Action by Written Consent. In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. Any stockholder of record seeking to have the stockholders authorized or take corporate action by written consent shall, by written notice to the Secretary, request the Board of Directors to fix a record date. The Board of Directors shall promptly, but in all events within 10 days after the date on which such a request is received, adopt a resolution fixing the record date. If no record date has been filed by the Board of Directors within 10 days of the date on which such a request is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business or to any officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action.

Section 14. Inspectors of Written Consent. In the event of the delivery, in the manner provided by Section 13, to the Corporation of the requisite written consent or consents to take corporate action and/or any related revocation or revocations, the Corporation shall engage nationally recognized independent inspectors of elections for the purpose of promptly performing a ministerial review of the validity of the consents and revocations. For the purpose of permitting the inspectors to perform such review, no action by written consent without a meeting shall be effective until such date as the independent inspectors certify to the Corporation that the consents delivered to the Corporation in accordance with Section 13 represent at least the minimum number of votes that would be necessary to take the corporate action. Nothing contained in this paragraph shall in any way be construed to suggest or imply that the Board of Directors or any stockholder shall not be entitled to contest the validity of any consent or revocation thereof, whether before or after such certification by the independent inspectors, or to take any other actions (including. without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

Section 15. Effectiveness of Written Consent. Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within 60 days of the date the earliest dated written consent was received in accordance with Section 13, a written consent or consents signed by a sufficient number of holders to take such action are delivered to the Corporation in the manner prescribed in Section 13.

                                  ARTICLE III

                                    DIRECTORS

Section 1. Powers. The business and affairs of the Corporation shall be managed by or under the direction of its Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

Section 2. Number and Term of Office. The Board of Directors shall consist of not less than nine (9) nor more than fifteen (15) directors, with the exact number of directors to be determined from time to time solely by resolution adopted by the affirmative vote of a majority of the entire Board of Directors. The directors shall be divided into three classes as determined by the Board of Directors, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. To the extent practicable, each class of directors shall consist of a pro rata share of the Series A Directors and the Series B Directors as determined by the Board of Directors. Except as otherwise provided in the Certificate of Incorporation, each director shall serve for a term ending on the date of the second annual meeting of stockholders next following the annual meeting at which such director was elected. Notwithstanding the foregoing, each director shall hold office until such director's successor shall have been duly elected and qualified or until such director's earlier death, resignation or removal.

                     a. Election of Directors by Holders of Series A Common Stock. The holders of Series A Common Stock shall have the right, voting separately as a class, to elect a number of directors equal to the minimum number necessary to constitute a majority of the total number of directors (the "Series A Directors"). In the event there are no holders of Series B Common Stock, Series C Common Stock or, if applicable (as provided below), Preferred Stock, the holders of Series A Common Stock shall have the right to elect all of the directors of the Corporation.

                     b. Election of Directors by Holders of Series B Common Stock and Series C Common Stock. The holders of Series B Common Stock and the holders of Series C Common Stock (and any other class or series of Preferred Stock to the extent provided in certificates of designation filed by the Corporation with the Secretary of State of Delaware) shall have the right, voting together as a class, to elect a number of directors equal to the total number of directors less the number of directors to be elected by the holders of Series A Common Stock, provided, however, that the number of directors to be elected by the holders of Series B Common Stock and Series C Common Stock (and any other class or series of Preferred Stock to the extent provided in certificates of designation filed by the Corporation with the Secretary of State of Delaware) shall always constitute a minority of the total number of directors (the "Series B Directors").

Section 3. Resignations, Removal and Vacancies. Subject to the provisions of
Section 141(k) of the Delaware General Corporation Law, as amended, (i) a director elected by the holders of Series A Common Stock may be removed by the holders of Series A Common Stock, voting separately and (ii) a director elected by the holders of Series B Common Stock, Series C Common Stock and, if applicable, Preferred Stock may be removed by the holders of Series B Common Stock, Series C Common Stock and, if applicable, Preferred Stock. A vacancy in the Board of Directors created by the departure or removal of a Series A Director shall be filled by the other Series A Directors, and a vacancy in the Board of Directors created by the departure or removal of a Series B Director shall be filled by the holders of Series B Common Stock, Series C Common Stock and, if applicable, Preferred Stock, voting together as a class. Vacancies created by any increase in the total number of directors shall be filled in such a manner as to insure that the number of Series A Directors is equal to the minimum number of directors necessary to constitute a majority of the total number of directors and the number of Series B Directors shall be equal to the total number of directors less the number of directors elected by the Series A Directors; provided, however, that the Series B Directors shall constitute a minority of the total number of directors.

Section 4. Dividends and Reserves. Dividends upon stock of the Corporation may be declared by the Board of Directors at any regular or special meeting pursuant to law and subject to the terms of the Certificate of Incorporation. Dividends may be paid in cash, in property, in shares of stock or otherwise in the form, and to the extent permitted by law. The Board of Directors may set apart, out of any funds of the corporation available for dividends, a reserve or reserves for working capital or for any other lawful purpose, and also may abolish any such reserve in the manner in which it was created.

Section 5. Regular Meetings. Regular meetings of the Board of Directors may be held without notice immediately after the annual meeting of the stockholders and at such other time and place as shall from time to time be determined by the Board of Directors.

Section 6. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board or the President on one day's written notice to each director by whom such notice is not waived, given either personally or by facsimile, or telegram, or shall be called by the President or the Secretary in like manner and on like notice on the written request of any two directors.

Section 7. Quorum. A quorum for a meeting of the Board of Directors of the corporation shall consist of a majority of the total number of directors plus one (1) director; provided, however, that notwithstanding the foregoing, if a quorum shall not be present at any regular or special meeting of the Board of Directors held or called in accordance with this Article III, then a special meeting of the Board of Directors (a "Majority Quorum Board Meeting") may be called by the Chairman of the Board or the President on 48 hours written notice to each director by whom such notice is not waived, given either personally or by facsimile or telegram (but not by mail); or shall be called by the President or the Secretary in like manner and on like notice on the written request of two directors, and, in the event of any such Majority Quorum Board Meeting, a quorum (for purposes of such Majority Quorum Board Meeting) shall consist of a majority of the total number of directors; provided further, however, that in no event shall a quorum exist unless the Series A Directors constitute a majority of the directors present at such meeting for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Certificate of Incorporation. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time to another place, time or date, without notice other than announcement at the meeting until a quorum shall be present

Section 8. Written Action. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors, or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes or proceedings of the Board of Directors or Committee.

Section 9. Presumption of Assent. Unless otherwise provided by statute, a director of the corporation who is present, at a meeting of the Board of Directors at which action is taken on any corporate matter shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

Section 10. Participation in Meetings by Conference Telephone. Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any such committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

Section 11. Committees. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation and each to have such lawfully delegable powers and duties as the Board may confer; provided, however, that if the Board of Directors shall designate an "Executive Committee" or any other committee, then such committee shall consist of (i) such number of the Series A Directors as is pro rata to the number of Series A Directors then on the Board and (ii) such number of the Series B Directors as is pro rata to the number of Series A Directors then on the Board; provided, however, that in no event shall any committee consist of less than a majority of the Series A Directors. Each such committee shall serve at the pleasure of the Board of Directors. The Board may designate one or more directors as alternate members of any committee who may replace any absent or disqualified member at any meeting of the committee. Except as otherwise provided by law, any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation adopting, an Agreement of Merger or Consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of dissolution, or amending the Bylaws of the Corporation; and unless the resolution or the

Certificate of Incorporation expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Any committee or committees so designated by the Board shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. Unless otherwise prescribed by the Board of Directors, a majority of the members of the committee shall constitute a quorum for the transaction of business, and the act of a majority of the members present at a meeting at which there is a quorum shall be the act of such committee. Each committee shall prescribe its own rules for calling and holding meetings and its method of procedure, subject to any rules prescribed by the Board of Directors, and shall keep a written record of all actions taken by it.

Section 12. Fees and Compensation of Directors. Directors shall not receive any stated salary for their services as such; but, by resolution of the Board of Directors, a fixed fee, with or without expenses of attendance, may be allowed for attendance at each regular or special meeting of the Board. Members of the Board shall be allowed their reasonable traveling expenses when actually engaged in the business of the Corporation. Members of any committee may be allowed like fees and expenses for attending committee meetings. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

Section 13. Rules. The Board of Directors may adopt such special rules and regulations for the conduct of their meetings and the management of the affairs of the Corporation as they may deem proper, not inconsistent with law or these Bylaws.

                                   ARTICLE IV

                                     NOTICES

Section 1. Generally. Whenever under the provisions of the statutes or the Certificate of Incorporation or these Bylaws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail (except as herein expressly provided otherwise) or overnight delivery, addressed to such director or stockholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail or with an overnight courier, as applicable. Notice to the directors may also be given by telegram, telephone or facsimile.

Section 2. Waivers. Whenever any notice is required to be given under the provisions of the statutes or the Certificate of Incorporation or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time of the event for which notice is to be given shall be deemed equivalent to such notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

                                   ARTICLE V

                                    OFFICERS

Section 1. Offices and Official Positions. The officers of the Corporation shall be a Chairman of the Board, President, one or more Vice Presidents, a Secretary, a Treasurer, and such Assistant Vice Presidents, Assistant Secretaries, Assistant Treasurers, and other officers as the Board of Directors shall determine. Any two or more offices may be held by the same person. None of the officers need be a director, a stockholder of the corporation or a resident of the State of Delaware.

Section 2. Compensation. The compensation of all officers and agents of the Corporation who are also directors of the Corporation shall be fixed by the Board of Directors. The Board of Directors may delegate the power to fix the compensation of other officers and agents of the Corporation to an officer of the Corporation.

Section 3. Succession. The officers of the Corporation shall hold office until their successors are elected and qualified. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the Corporation may be filled by the Board of Directors.

Section 4. Authority and Duties. Each of the officers of the Corporation shall have such authority and shall perform such duties as are stated in these Bylaws or as may be specified by the Board of Directors in a resolution which is not inconsistent with these Bylaws customarily incident to their respective offices, or as may be specified from time to time by the Board of Directors in a resolution which is not inconsistent with these Bylaws.

Section 5. Chairman of the Board. The Chairman of the Board shall preside at all meetings of the stockholders and of the Board of Directors and he shall have such other duties and responsibilities as may be assigned to him by the Board of Directors. The Chairman shall have overall responsibility for the management and direction of the business and affairs of the Corporation. The Chairman shall be the senior officer of the Corporation and in case of the inability or failure of the President to perform the duties of that office, shall perform the duties of the President. The Chairman may delegate to any qualified person authority to chair any meeting of the stockholders, either on a temporary or a permanent basis.

In the absence of the Chairman of the Board, the Vice Chairman of the Board, if any, shall preside at all meetings of the Board of Directors and of the stockholders at which he shall be present. He shall have and may exercise such powers as are, from time to time, assigned to him by the Board of Directors and as may be provided by law.

Section 6. President/Chief Executive Officer. The President may or may not be the Chief Executive Officer of the corporation and either the Chief Executive Officer or the President shall preside at all meetings of the stockholders, the Board of Directors or any committee of the Board if either officer is a member. The President and Chief Executive Officer shall each have the overall supervision of the business of the Corporation and shall direct the affairs and policies of the Corporation, subject to such policies and directions as may be determined by the Chairman of the Board or provided by the Board of Directors. Both the Chief Executive Officer and the President shall have authority to designate the duties and powers of other officers and delegate special powers and duties to specified officers, so long as such designation shall not be inconsistent with the statutes, these Bylaws or action of the Board of Directors. The President and Chief Executive Officer in general shall have all other powers and shall perform all other duties as may be prescribed by the Board of Directors from time to time.

Section 7. Vice Presidents. In the absence of the President and the Chief Executive Officer, or in the event of such individuals inability or refusal to act, the Vice Presidents in order of their rank as fixed by the Board of Directors or, if not ranked, the Vice President designated by the Board of Directors or the President, shall perform all duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Vice Presidents shall have such other powers and perform such other duties, not inconsistent with the statutes, these Bylaws, or action of the Board of Directors, as from time to time may be prescribed for them, respectively, by the Board of Directors or the President. Any Vice President may sign, with the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer, certificates for shares of stock of the Corporation the issuance of which shall have been duly authorized by the Board of Directors.

Section 8. Secretary and Assistant Secretaries. The Secretary shall attend all meetings of the stockholders and all meetings of the Board of Directors and record all the proceedings of the meetings of the stockholders and of the Board of Directors and shall perform like duties for the standing committees when requested by the Board of Directors, the Chairman, or the President. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and meetings of the Board of Directors. The Secretary shall perform such duties as may be prescribed by the Board of Directors, the Chairman, or the President. The Secretary shall have charge of the seal of the Corporation and authority to affix the seal to any instrument. The Secretary or any Assistant Secretary may attest to the corporate seal by handwritten or facsimile signature. The Secretary shall keep and account for all books, documents, papers and records of the Corporation except for those for which some other officer or agent has been designated or is otherwise properly accountable. The Secretary shall have authority to sign stock certificates.

Assistant Secretaries, in order of their seniority, shall assist the Secretary and, if the Secretary is unavailable or fails to act, perform the duties and exercise the authorities of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

Section 9. Treasurer and Assistant Treasurers. The Treasurer shall have the custody of the corporate funds and securities belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Treasurer with the prior approval of the Board of Directors, the Chairman, and the President. The Treasurer shall disburse the funds and pledge the credit of the Corporation as may be directed by the Board of Directors and shall render to the Board of Directors, the Chairman, and the President, as and when required by them, or any of them, an account of all transactions by the Treasurer.

If required by the Board of Directors, he shall give the Corporation a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all boxes, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

Assistant Treasurers, in the order of their seniority, shall assist the Treasurer and, if the Treasurer is unable or fails to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

Section 10. Controller. The Controller shall be the chief accounting officer of the Corporation. The Controller shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation in accordance with accepted accounting methods and procedures. The Controller shall initiate periodic audits of the accounting records, methods and systems of the Corporation. The Controller shall render to the Board of Directors, the Chairman, and the President, as and when required by them, or any of them, a statement of the financial condition of the Corporation.

Section 11. General Counsel. The General Counsel shall be the chief legal officer of the Corporation. The General Counsel shall provide legal counsel and advice to the Board of Directors and to the officers with respect to compliance with applicable laws and regulations. The General Counsel shall also provide or obtain legal defense of the Corporation. The General Counsel shall render to the Board of Directors, the Chairman, and the President, as and when required by them, or any of them, a report on the status of claims against, and pending litigation of the Corporation.

                                   ARTICLE VI

                                     STOCKS

Section 1. Certificates. Certificates representing shares of stock of the Corporation shall be in such form as shall be determined by the Board of Directors, subject to applicable legal requirements. Such certificates shall be numbered and their issuance recorded in the books of the Corporation, and such certificate shall exhibit the holder's name and the number of shares and shall be signed by, or in the name of the Corporation by, the Chairman of the Board or the President and the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer of the Corporation and shall bear the corporate seal. Where any such certificate is countersigned by a transfer agent or a registrar other than the Corporation or its employee, the signatures of any such officers of the Corporation and the seal of the Corporation, if any, upon such certificates may be facsimiles, engraved or printed.

Section 2. Transfer. Except as provided in the Certificate of Incorporation or by law, upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue, or to cause its transfer agent to issue, a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

Section 3. Lost, Stolen or Destroyed Certificates. The President or the Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact, satisfactory to the President, by the person claiming the certificate of stock to be lost, stolen or destroyed. As a condition precedent to the issuance of a new certificate or certificates the President requires the owner of such lost, stolen or destroyed certificate or certificates to give the Corporation a bond in such sum and with such surety or sureties as the President may direct as indemnity against any claims that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed or the issuance of the new certificate.

Section 4. Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by this chapter, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to a Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

                                   ARTICLE VII

                                 INDEMNIFICATION

Section 1. Indemnification. The Corporation shall indemnify every person who was or is a party or is or was threatened to be made a party to any action, suit, or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation, as a director, officer, employee, agent or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including counsel fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, to the full extent permitted by applicable law. Expenses incurred by a person who is or was a director or officer of the Corporation in appearing at, participating in or defending any such action, suit or proceeding shall be paid by the Corporation at reasonable intervals in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized by this Section 1. If a claim under this Section 1 is not paid in full by the Corporation within ninety days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law or other applicable law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its board of directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in the Delaware General Corporation Law or other applicable law, nor an actual determination by the Corporation (including its board of directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

Section 1. Fiscal Year. The fiscal year of the Corporation shall be fixed from time to time by resolution of the Board of Directors.

Section 2. Corporate Seal. The Board of Directors may adopt a corporate seal and use the same by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

Section 3. Reliance upon Books, Reports and Records. Each director, each member of a committee designated by the Board of Directors, and each officer of the Corporation shall, in the performance of his or her duties, be fully protected in relying in good faith upon the records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of the Corporation's officers or employees, or committees of the Board of Directors, or by any other person as to matters the director, committee member or officer believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

Section 4. Time Periods. In applying any provision of these Bylaws which requires that an act be done or not be done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded and the day of the event shall be included.

Section 5. Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to statute. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation.

Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purposes as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.


                                   ARTICLE IX

                      CONTRACTS, LOANS, CHECKS AND DEPOSITS

Section 1. Contracts and Other Instruments. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, or of any division thereof, and such authority may be general or confirmed to specific instances.

Section 2. Loans. No loans shall be contracted on behalf of the Corporation, or any division thereof, and no evidence of indebtedness shall be issued in the name of the Corporation or any division thereof, unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

Section 3. Checks, Drafts, etc. All checks, demands, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation, or any division thereof, shall be signed by such officer or officers, agent or agents of the Corporation, and in such manner, as shall from time to time be authorized by the Board of Directors.

Section 4. Deposits. All funds of the Corporation, or any division thereof, not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may select.

                                   ARTICLE X

                                   AMENDMENTS

Section 1. Amendments. These Bylaws may be altered, amended or repealed or new Bylaws may be adopted by the stockholders or by the Board of Directors, when such power is conferred upon the Board of Directors by the Certificate of Incorporation. If the power to adopt, amend or repeal these Bylaws is conferred upon the Board of Directors by the Certificate of Incorporation it shall not divest or limit the power of the stockholders to adopt, amend or repeal these Bylaws. An amendment to the Certificate of Incorporation or these Bylaws that would adversely affect the rights of the holders of the Series A Common Stock, shall require the approval of the majority of the holders of a majority of the shares of the Series A Common Stock. An amendment to the Certificate of Incorporation or these Bylaws that would adversely affect the rights of the holders of the Series B Common Stock, the Series C Common Stock and, if applicable, the Preferred Stock, shall require the approval of the majority of the holders of a majority of the shares of the Series B Common Stock, the Series C Common Stock and, if applicable, the Preferred Stock, voting together as a class; provided, however, that no amendment to the Certificate of Incorporation or the Bylaws shall first require the approval of the holders of the Series B Common Stock, the Series C Common Stock and, if applicable, the Preferred Stock, if such amendment is necessary to comply with any rules, regulations or orders of the Federal Communications Commission ("FCC"), or otherwise deemed necessary by a majority of the Board of Directors of the Corporation to comply with
Article VIII of the Certificate of Incorporation.

                                   ARTICLE XI

                                 FCC COMPLIANCE

Compliance with FCC Rules and Regulations. Notwithstanding anything to the contrary provided herein, any and all special approval rights, preferences or designations granted to the holders of Series B Common Stock and Series C Common Stock and, if applicable, the Preferred Stock shall become null, void and unenforceable to the extent that it would prevent the Corporation, as determined by a majority of the Board of Directors of the Corporation, from qualifying as a "Designated Entity" and "Small Business" under Part 24 of the Rules of the FCC applicable to broadband Personal Communications Services.

                            CERTIFICATE OF SECRETARY

                     I, Frank Cassou, Secretary of NextWave Telecom Inc., a Delaware corporation, do hereby certify that the foregoing Amended and Restated Bylaws of NextWave Telecom Inc. are the duly adopted Bylaws of said Corporation as they are in effect on the date hereof

                     Executed at New York effective as of _____ ___, 1999.




                                             -------------------------------
                                             Frank Cassou, Secretary